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                                                                  EXHIBIT 3.29.1

                           ARTICLES OF AMENDMENT NO. 1
                       OF THE ARTICLES OF INCORPORATION OF
                       EXCEL MARKETING ENTERPRISES, INC.


Pursuant to Section 607.1002 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of Excel Marketing Enterprises, Inc. (the "Corporation"), are hereby amended according to these Articles of Amendment:

FIRST:   The name of the Corporation is Excel Marketing Enterprises, Inc.

SECOND: Article I of the Articles of Incorporation is amended in its entirety to read as follows:

         "The name of the Corporation is PAX Internet, Inc."

THIRD: The foregoing amendment was adopted by written consent of the sole shareholder of the Corporation, in accordance with Sections 607.1003(6) and 607.0704 of the Florida Statutes, on August 14, 1998, constituting a sufficient number of votes to approve the amendment.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this instrument this 14th day of August, 1998.

                                          By:
                                              ---------------------------------
                                              William L. Watson, Vice President